Exhibit 10.2

AMENDMENT NO. 1 TO

CONVERTIBLE PROMISSORY NOTE

This Amendment No. 1 to Convertible Promissory Note (this “Amendment”), dated February 28, 2015, is by and between Champions Oncology, Inc. (the “Issuer”) and Ronnie Morris (the “Noteholder”).

The Issuer and the Noteholder hereby agree to revise the maturity date of the Convertible Promissory Note (the “Note”) dated December 1, 2014 issued by the Issuer to the Noteholder in the amount of One Million Dollars ($1,000,000) to April 1, 2015. All other terms of the Note remain unchanged.

IN WITNESS WHEREOF, the Issuer and the Noteholder have duly executed this Amendment as of date set forth above.

CHAMPIONS ONCOLOGY, INC.

By: ___________________________

Name: David Sidransky
Title: Chairman of the Board of Directors

_______________________________

Ronnie Morris